UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2012

PANACHE BEVERAGE, INC.
(Exact name of registrant as specified in its charter)

FLORIDA
 (State or Other Jurisdiction of Incorporation)

000-52670
 (Commission File Number)

20-2089854
(I.R.S. Employer Identification No.)

40 West 23rd Street
Floor 2
New York, NY 10010
(Address of principal executive offices, including zip code.)

646-480-7479
(Registrant's Telephone Number, Including Area Code)

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 21, 2012, Panache Beverage, Inc (the "Company") entered into definitive agreements relating to a Promissory Note with Consilium Corporate Recovery Master Fund, LTD due on December 21, 2015 (the "Note"). The closing of the Note occurred on December 21, 2012.  The Note will be issued pursuant to a Term Loan Agreement (the “Loan Agreement"), dated December 21, 2012, among the Company and the holders of the Note.

On the tenth day of each quarter beginning on April 10, 2013 through and including October 10, 2015 (the “Installment Dates”), the Company will pay to the holder of the Note an amount equal to (i) the accrued and unpaid interest with respect to such principal plus (iii) the accrued and unpaid late charges (if any) with respect to such principal and interest.  Prior to maturity, the Notes will bear interest at 12% per annum (or 17% per annum during an event of default) with interest payable quarterly in arrears on the Installment Dates. A final payment of all principal due under the Note, plus accrued interest to date, shall be made on December 21, 2015. The Company has the right, at any time, without penalty, to prepay the Note in part or in full.

The Note will result in gross proceeds of $2.1 million before broker fees and other expenses associated with the transaction.  The proceeds will be used for general corporate purposes, and for the purpose of repaying debt of the company, and buying debt instruments held by third parties.

Subject to certain conditions, a holder of the Note may also require the Company to redeem all or a portion of the Note in connection with a Significant Transaction that results in a the Company being valued at a minimum of $30,000,000 and receiving cash proceeds of at least $20,000,000, or in the event of a partial or total disposition of the assets of the Company.

Pursuant to the Loan Agreement, the Company pledged certain of its assets. It pledged a security interest in its membership in Panache, LLC, Panache USA, LLC, Alibi NYC, LLC and Alchemy International, LLC, pursuant to a Pledge and Security Agreement (the "Pledge and Security Agreement") and a Limited Guaranty (the "Limited Guaranty"). The Company additionally pledged  trademarks held by its affiliates Alibi NYC, LLC and Alchemy International, LLC pursuant to a Trademark Security Agreement (the "Trademark Security Agreements"). As additional security the Company pledged their depository account, and the Escrow account holding funds yet to be disbursed pursuant to the Loan Agreement, pursuant to a Pledge and Assignment of Depository Account (the "Pledge and Assignment of Depository Account"). Also, pursuant to the Loan Agreement, the Company entered into an agreement whereby some of the funds to be disbursed in the account would be held in escrow for distribution in the future (the "Loan Services Agreement"). The Company also pledged its interest in its inventory, fixtures, equipment, deposits, trade names and all other interest and rights relating to the Borrowers' operations, and any improvements and proceeds related thereto.

Pursuant to the Loan Agreement, a Managing Director of Consilium Investment Management, LLC shall be appointed to the Board of Directors of the Company for a term coterminous with the Maturity Date of the Loan. That appointee to the Board of Directors will be Mr. Charles Cassel. Mr. Cassel is responsible for the day-to-day management of Consilium Investment Management, LLC ("Consilium").  He selects all fixed income trades and implements all strategies, both debt and equity, within the confines of the portfolio’s constraints.  Before Consilium, Mr. Cassel held the position as Head of Emerging Markets Portfolio Management at Standard Asset Management.  Prior to that, Mr. Cassel spent two years at Americas Trust Bank as an Emerging Market debt portfolio manager and was earlier the Chief Financial Officer for the US subsidiary of Banco Cafetero de Colombia, where he ran the bank’s international treasury book.  Earlier, he was a Portfolio Manager of mortgage-backed securities at Bank Atlantic, a federally chartered savings bank.  Mr. Cassel holds a B.A. in Economics from Washington & Lee University, and a M.A. in Accounting from Nova University.  Additionally, he is a CFA charter holder and a member of the CFA Institute.

At the time of the closing of the Loan Agreement and the Note, as consideration pursuant to a Financial Advisor Agreement and the First Amendment of Financial Advisor Agreement thereto (collectively, the "Financial Advisor Agreement") between the Company and Consilium Investment Management, LLC, the Company issued Warrants to Consilium Investment Management, LLC subject to the Financial Advisor Warrant Agreement dated December 21, 2012 (the "Financial Advisor Warrants"). The Financial Advisor Warrants Issuance was made solely to certain “accredited investors” within the meaning of the federal securities laws. The Financial Advisor Warrants grant the Warrant Holder the right to purchase up to an aggregate of 2,760,000 shares of the Company’s common stock at an exercise price of $0.50  per share (the “Warrants”). The Warrants are exercisable immediately, and will be convertible at any time until their expiration on December 21, 2015, and the exercise price for the Warrants is subject to adjustment for stock splits, stock dividends, and the like.  In the event that the Company issues or sells shares of the Company’s common stock, rights to purchase shares of the Company’s common stock, or securities convertible into shares of the Company’s common stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrant will be reduced based on a weighted-average formula.  The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the conversion price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. All of the Warrants will expire on the third (3rd) anniversary of the date they first become exercisable.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder.  Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

The foregoing does not purport to be a complete description of the Financial Advisor Agreement, the Term Loan Agreement, the Note, or the Financial Advisor Warrants, the Pledge and Security Agreement, the Limited Guaranty , the Trademark Security Agreements, the  Pledge and Assignment of Depository Account, and the Loan Services Agreement, and is qualified by reference to the full text of such documents, all of which will be filed with the Company's next Annual Report on Form 10-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panache Beverage, Inc.

Date: December 27, 2012	By:	/s/ James Dale
James Dale
Chief Executive Officer